SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 20, 2017

CENTERSTATE BANKS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-32017	59-3606741
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1101 First Street South, Suite 202, Winter Haven, FL	33880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (863) 293-4710

Not Applicable

(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):N

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

CenterState Banks, Inc. . (NASDAQ: CSFL) (the “Company”) announced today that its board of directors unanimously appointed David G. Salyers to the boards of directors of the Company and of its subsidiary bank, CenterState Bank, N.A. , to serve until the next annual meeting of shareholders.  Mr. Salyers is head of Brand Activation Marketing for Chick-fil-A, Inc., the Atlanta based fast food restaurant chain, where he has spent his entire career.  He also is active in community activities and is the author of the book, “Remarkable!” on company culture.  Mr. Salyers’ experience in operating a national service-oriented business and leadership development is considered a valuable asset to the Company and the Bank as it continues to grow into a larger community bank with a focus on the customer and employees. A copy of the press release announcing the appointment is attached as Exhibit 99.1.

Mr. Salyers will receive the same annual retainer and per-meeting fees as other directors on the Board of the Company and the Bank and will be subject to the same policy with respect to related party transactions.

Item 7.01	Regulation FD Disclosure

The board of directors of the Company declared a quarterly cash dividend on its common stock of $0.06 per share.  The dividend is payable on September 29, 2017 to shareholders of record as of September 15, 2017.

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibits:

	Exhibit 99.1	Press Release, dated July 20, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERSTATE BANKS, INC.

By:	/s/ Jennifer L. Idell
Jennifer L. Idell
Executive Vice President and
Chief Financial Officer

Date:  July 20, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 20, 2017

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